Exhibit 99.1

Graphic Packaging Announces Leadership Transition

Robbert Rietbroek Appointed President and CEO, Effective January 1, 2026

Michael P. Doss to Step Down as President and CEO, Effective December 31, 2025

ATLANTA, December 8, 2025 – Graphic Packaging Holding Company (NYSE: GPK) (“Graphic Packaging” or the “Company”), a global leader in sustainable consumer packaging, today announced that Robbert Rietbroek has been appointed President and Chief Executive Officer and as a director of the Company, effective January 1, 2026. Mr. Rietbroek succeeds Michael P. Doss, who has served as the Company’s President and Chief Executive Officer since 2016 and has mutually agreed with the Graphic Packaging Board of Directors to step down from his role and as a director effective December 31, 2025.

Mr. Rietbroek brings a distinguished record of delivering strategic value creation and more than 25 years of global leadership experience across some of the world’s largest consumer products companies. Most recently, he served as the inaugural Chief Executive Officer and Director of Primo Brands Corporation, a publicly traded, leading North American branded bottled water company. Prior to this, Mr. Rietbroek served as Chief Executive Officer of Primo Water Corporation, a publicly traded provider of sustainable drinking water solutions, where he drove growth, operational excellence, and deepened customer and retail partner engagement. He led Primo Water’s transformative merger with BlueTriton Brands, Inc., forming the combined entity Primo Brands. Earlier in his career, Mr. Rietbroek held senior leadership roles at PepsiCo, Kimberly-Clark and Procter & Gamble, in North America, Europe, South America, and Australia, driving growth, transformative strategy and product innovation across multiple regions and markets.

Philip R. Martens, Chairman of the Graphic Packaging Board said: “We are pleased to appoint Robbert as Graphic Packaging’s next CEO. His unique combination of extensive CPG expertise and solid track record of delivering value-creating results positions him well to drive organic growth and world-class execution, and deliver strong and steady free cash flow. The Board is confident that Robbert is the right leader to advance the Company’s progress toward achieving our Vision 2030 goals.”

Mr. Martens continued: “On behalf of the Board, I’d like to thank Mike for his strong leadership and many contributions to Graphic Packaging. During his 10 years as CEO and 35 years at the Company, Mike has helped transform Graphic Packaging into the industry leader it is today, expanding the scope and scale in both the U.S. and Europe, completing the largest investment in Graphic Packaging’s history with our state-of-the-art facility in Waco, Texas that will provide a long-term competitive advantage and establishing the Vision 2030 platform. His strategic thinking and dedication will leave a lasting legacy on Graphic Packaging, and we wish him all the best in his next chapter.”

Michael P. Doss said: “Leading the talented Graphic Packaging team over the past decade has been a privilege and the highlight of my career. I am thankful to all of our employees for their dedication to our customers and their commitment to delivering world-class results. Together, we expanded our Company’s capabilities, built what we believe is the world’s best sustainable consumer packaging innovation platform, and created durable competitive advantage in recycled paperboard efficiency and quality. With the completion of our Vision 2025 transformation, we have everything we need to deliver on our Vision 2030 goals. I believe that this is the right time for this transition. Along with the Board, I am confident that Robbert is the right person to step into the CEO role to build on the exceptionally strong foundation we have put in place, and to take Graphic Packaging to the next level. I look forward to working with Robbert to ensure a smooth transition.”

Robbert Rietbroek said: “I have long admired Graphic Packaging for its sustainable packaging solutions and am honored to join at such a pivotal moment in its journey. Graphic Packaging has the right assets, team and capabilities to execute on its Vision 2030 priorities, and I am eager to lead the Company into our next phase. I look forward to working with the Board and leadership team to lead this world-class team, create new and innovative solutions for customers that improve the environmental footprint and drive long-term value for our stakeholders.”

Full-Year 2025 Guidance

Today, in a separate announcement, the Company provided additional information on its cost and production optimization plans, updated its full-year 2025 guidance, and reaffirmed its confidence in its 2026 free cash flow targets.

About Robbert Rietbroek

Mr. Rietbroek brings a distinguished record of delivering strategic value creation and more than 25 years of global leadership experience across some of the world’s largest consumer products companies. Most recently, he served as the inaugural Chief Executive Officer and Director of Primo Brands Corporation, a publicly traded, leading North American branded bottled water company. Before serving as CEO of Primo Brands, Mr. Rietbroek served as Chief Executive Officer at Primo Water Corporation, a publicly traded provider of sustainable drinking water solutions. He led Primo Water’s historic and transformative merger with BlueTriton Brands, Inc., forming the combined entity Primo Brands in November 2024. Under his leadership, Primo Brands was named one of America’s Greenest Companies by Newsweek. Prior to that, he served as Senior Vice President and General Manager of Quaker Foods North America, a publicly reported division of PepsiCo, where he oversaw end-to-end operations and P&L, directing brand management, operational excellence, and strategic growth initiatives. He also served as Senior Vice President and General Manager for PepsiCo Australia and New Zealand, where he led regional business performance. His extensive global tenure also encompasses leadership positions at Kimberly-Clark, where he led Global Baby and Child Care, and Kimberly-Clark Australia & New Zealand, where he had responsibility for the Millicent Mill in South Australia, one of the largest paper tissue and towel manufacturing facilities in the Asia-Pacific region. Mr. Rietbroek started his career at Procter & Gamble, where he worked for 15 years and served in a variety of positions driving strategic initiatives and brand development across Europe, South

America, and the United States. Mr. Rietbroek has board experience at the Consumer Brands Association, World Business Chicago, the Australian Food and Grocery Council, and American Chamber of Commerce Australia. He holds three packaging design patents and has a Master’s degree from Maastricht University in the Netherlands. In 2024, Mr. Rietbroek was honored by Key Executives as one of Tampa’s Top 25 CEOs, recognizing his visionary leadership and profound industry contributions. He was also a featured speaker at the 2025 Milken Institute Global Conference.

Contact Information

Investors: Investor.Relations@Graphicpkg.com

Media: Comms@Graphicpkg.com

Forward-Looking Statements

Any statements of the Company’s expectations in this press release, including but not limited to statements relating to expect free cash flow and execution of Vision 2030 priorities, as well as the expected timing and benefits of the planned management transition, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, volatility of the global economy, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, new leadership’s ability to implement the Company’s business strategies, including productivity initiatives and cost reduction plans, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company’s U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world’s most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

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